UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2019

CBRE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32205	94-3391143
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 South Hope Street 25th Floor Los Angeles, California		90071
(Address of Principal Executive Offices)		(Zip Code)

(213) 613-3333

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company, as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

This Current Report on Form 8-K is filed by CBRE Group, Inc., a Delaware corporation (the “Company”), in connection with the matters described herein.

Item 1.01	Entry into a Material Definitive Agreement

On March 4, 2019, the Company, CBRE Services, Inc., a subsidiary of the Company (“Services” or the “U.S. Borrower”), certain subsidiaries of Services, the lenders party thereto, and Credit Suisse AG (“Credit Suisse”), as administrative agent, entered into an Incremental Assumption Agreement (the “Assumption Agreement”) with respect to that certain Credit Agreement, dated as of October 31, 2017 (as previously amended, the “Credit Agreement”), among the Company, Services, certain subsidiaries of Services, the lenders party thereto and Credit Suisse, as administrative agent.

The Assumption Agreement was entered into for purposes of, among other things, (i) extending the maturity of the U.S. dollar denominated tranche A term loans currently outstanding under the Credit Agreement, (ii) extending the termination date of the revolving credit commitments currently available under the Credit Agreement and (iii) making certain changes to the interest rates and fees applicable to such tranche A term loans and revolving credit commitments. The Assumption Agreement provides for the following credit facilities, the proceeds of which were used to repay in full the tranche A term loans outstanding and replace in full the revolving commitments available, as applicable, under the Credit Agreement:

•	a $300 million U.S. dollar denominated tranche A term loan facility; and

•

a revolving credit facility of up to $2.8 billion, including an allowance for borrowings outside of the United States, with (i) a $200 million sub-facility allowing for multicurrency revolving borrowings available to the U.S. Borrower (Services), the Canadian Borrower (CBRE Limited), the Australian Borrower (CBRE Pty Limited) and the New Zealand Borrower (CBRE Limited) and (ii) a $300 million sub-facility allowing for U.K. revolving loans to the U.S. Borrower and the U.K. Borrower (CBRE Limited).

The revolving credit facility includes borrowing capacity (i) of up to $200 million for letters of credit and (ii) up to $5 million for short-term borrowings (referred to as swingline loans) available to the New Zealand Borrower.

The terms and conditions with respect to the Euro-denominated tranche A term loans outstanding under the Credit Agreement were not modified or otherwise impacted by the Assumption Agreement.

Interest Rate

Borrowings under the U.S. dollar denominated tranche A term loans and revolving credit commitments under the Credit Agreement bear interest at a rate equal to an applicable rate plus, at the applicable borrowers’ option, either (1) a base rate determined by reference to the greatest of (a) the prime rate determined by Credit Suisse, (b) the federal funds rate plus 1/2 of 1% and (c) the sum of (i) a reserve adjusted LIBO rate determined by reference to the ICE Benchmark Administration Interest Settlement Rates for deposits in U.S. dollars, pounds or euro, as applicable, for an interest period of one month plus (ii) 1.00% or (2) a reserve adjusted LIBO rate determined by reference to the ICE Benchmark Administration Interest Settlement Rates for deposits in U.S. dollars, pounds or euro, as applicable, for the applicable interest period.

The applicable rate for borrowings with respect to the U.S. dollar tranche A term loan facility and revolving credit facility are based on the Company’s credit ratings in accordance with the table below.

In addition to paying interest on outstanding principal under the U.S. dollar tranche A term loan facility and revolving credit facility, the U.S. Borrower is required to pay a facility fee to the lenders under the revolving credit facility (whether drawn or undrawn), which facility fee is based on the Company’s credit ratings in accordance with the table below. The applicable borrowers must also pay customary letter of credit fees.

Credit Rating			Fixed Rate Spread Tranche A Loans	Daily Rate Spread Tranche A Loans	Fixed Rate Spread Revolving Loans	Daily Rate Spread Revolving Loans	Facility Fee Revolving Credit Commitments
S&P	Fitch	Moody’s
> A	> A	> A2	0.750%	0.0%	0.680%	0.0%	0.070%
A-	A-	A3	0.875%	0.0%	0.785%	0.0%	0.090%
BBB+	BBB+	Baa1	1.000%	0.0%	0.900%	0.0%	0.100%
BBB	BBB	Baa2	1.150%	0.150%	1.000%	0.0%	0.150%
< BBB-	< BBB-	< Baa3	1.250%	0.250%	1.075%	0.075%	0.175%

Prepayments

The Credit Agreement does not require the borrowers to prepay outstanding loans under the revolving credit facilities or U.S. dollar tranche A term loan facility, except on any date on which the sum of all outstanding revolving credit loans, all outstanding swingline loans and the total of all lenders’ letter of credit exposure exceeds 105% of the total revolving credit commitments under the Credit Agreement, in which case the borrowers must pay 100% of such excess amount.

The borrowers may voluntarily repay outstanding loans under the U.S. dollar tranche A term loan facility and the revolving credit facility at any time without premium or penalty (other than as described in the following sentence). All prepayments of term and revolving loans shall be subject to certain customary “breakage” costs with respect to fixed rate loans. In addition, the borrowers may elect to permanently terminate or reduce all or a portion of the revolving credit commitments and the letter of credit sub-limit under the revolving credit facility at any time without premium or penalty.

Amortization and Maturity

The U.S. Borrower is required to repay installments on the U.S. dollar tranche A term loans in quarterly principal amounts of 0.25% of the aggregate principal amount thereunder on March 5, May 15, August 15 and November 15 each year, with the balance payable on March 4, 2024. In the event that the consolidated leverage ratio of the Company is less than or equal to 2.50 to 1.00 on the last day of the fiscal quarter immediately preceding any such installment payment date, no such installment payment shall be required on such date.

The entire principal amount of revolving credit loans and swingline loans outstanding (if any) under the revolving credit facility are due and payable in full at maturity on March 4, 2024, on which day the revolving credit and swingline commitments thereunder will terminate.

Guarantee

All obligations under the Credit Agreement are unconditionally guaranteed by the Company and each of its direct and indirect U.S. material subsidiaries which guarantee any other material indebtedness of the Company and its subsidiaries. The obligations of the foreign subsidiaries under the Credit Agreement are unconditionally guaranteed by the U.K. Borrower, the Canadian Borrower, CBRE Global Acquisition Company, CBRE Global Holdings S.A.R.L., Relam Amsterdam Holdings B.V. and CBRE Limited Partnership.

Covenants and Events of Default

The Credit Agreement includes financial covenants requiring the Company and its subsidiaries to maintain a maximum leverage ratio and minimum interest coverage ratio. In addition, the Credit Agreement also contains other customary affirmative and negative covenants and events of default.

The description of the Credit Agreement (as amended by the Assumption Agreement) is a summary and is qualified in its entirety by the Assumption Agreement, filed as Exhibit 10.1 to this Current Report on Form 8-K and the Credit Agreement, filed as Exhibit 10.1 to the Current Report on Form 8-K filed on November 1, 2018, each of which are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Compensation for Named Executive Officers for 2019

On February 27, 2019, the Compensation Committee of our Board of Directors (the “Compensation Committee”) established base salaries, annual performance award targets and long-term equity incentive award targets for 2019 for our named executive officers (listed below) whose compensation was disclosed in the Proxy Statement for our 2018 Annual Meeting of Stockholders.

			Long-Term Equity Incentive
Name	Base Salary	Annual Performance Award Target	Adjusted EPS Award Target	Time Vest Award Target	Total Equity Award Target
Robert E. Sulentic, President and Chief Executive Officer	$1,000,000	$2,000,000	$6,600,000	$3,400,000	$10,000,000
James R. Groch, Chief Financial Officer and Chief Investment Officer	$770,000	$1,155,000	$1,000,000	$2,000,000	$3,000,000
Michael J. Lafitte, Global Chief Executive Officer—Advisory Services	$735,000	$1,100,000	$886,667	$1,773,333	$2,660,000
William F. Concannon, Chief Executive Officer—Global Workplace Solutions	$700,000	$1,050,000	$773,333	$1,546,667	$2,320,000

RSU Awards

On February 27, 2019, the Compensation Committee also determined that for all time-vesting and performance-vesting restricted stock units (“RSU Awards”) granted on or after February 27, 2019 to participants pursuant to the Company’s 2017 Equity Incentive Plan, including to the Company’s named executive officers, the following vesting terms shall apply upon Retirement:

•

if Retirement occurs on or following December 31 of the calendar year in which the RSU Awards are granted, all unvested units from such grant will continue to vest (subject to satisfaction of certain noncompetition, nonsolicitation and confidentiality conditions); otherwise,

•	if such Retirement occurs prior to December 31 of the calendar year in which the RSU Awards are granted, all unvested units from such grant will immediately be forfeited.

“Retirement” with respect to all award holders (other than Mr. Groch) is defined as an award holder’s voluntary termination of employment or service following (i) the completion of at least 10 years of continuous service and (ii) for U.S. residents, attainment of age 62, or for non-U.S. residents, attainment of age 62 or such earlier age as required to qualify for Retirement under applicable law, or an applicable retirement plan or policy.

“Retirement” with respect to Mr. Groch is defined as his voluntary termination of employment or service following attainment of age 58.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Incremental Term Loan Assumption Agreement, dated as of March 4, 2019, among CBRE Group, Inc., CBRE Services, Inc., certain subsidiaries of CBRE Services, Inc., the lenders party thereto and Credit Suisse AG, Cayman Islands Branch, as administrative agent

10.2	Form of Grant Notice and Restricted Stock Unit Agreement for the CBRE Group, Inc. 2017 Equity Incentive Plan (Time Vest) +

10.3	Form of Grant Notice and Restricted Stock Unit Agreement for the CBRE Group, Inc. 2017 Equity Incentive Plan (Performance Vest) +

10.4	Form of Grant Notice and Restricted Stock Unit Agreement for the CBRE Group, Inc. 2017 Equity Incentive Plan (Groch Time Vest) +

10.5	Form of Grant Notice and Restricted Stock Unit Agreement for the CBRE Group, Inc. 2017 Equity Incentive Plan (Groch Performance Vest) +

+	Denotes a management contract or compensatory arrangement

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 5, 2019	CBRE GROUP, INC.

	By:	/s/ DARA A. BAZZANO
Dara A. Bazzano
Senior Vice President, Global Finance and Chief Accounting Officer